Exhibit 10.4
STOCK RESTRICTION AGREEMENT
     This Stock Restriction Agreement (the “Agreement”) is made as of August 30, 2007 (the “Effective Date”), by and between BroadSoft, Inc., a Delaware corporation (the “Company”), and James A. Tholen, an employee of the Company (the “Holder”).
     For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Restricted Shares.
          (a) Issuance of Restricted Shares. Effective as of the Effective Date, pursuant to the Company’s 1999 Stock Incentive Plan (as amended, the “Plan”) the Company hereby issues to Holder three hundred thirty-three thousand, three hundred thirty-three (333,333) shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) (such shares, and any additional shares issued in respect of the same, being referred to as the “Restricted Shares”). The Restricted Shares are being issued in respect of future services to be rendered by the Holder to the Company and its affiliates. The parties agree that the Restricted Shares have a value per share, as of the Effective Date, of $2.07 (subject to adjustment for stock splits, combinations, recapitalizations and the like affecting the Common Stock after the date hereof) (the “Share Price”)
          (b) Vesting.
               (i) The Holder shall become vested in all of the Restricted Shares as follows: 25% of the total number of Restricted Shares shall become vested on each of the first anniversary of the Effective Date (the “Initial Vesting Date”), and thereafter, 6.25% of the total number of Restricted Shares shall become vested on each quarterly anniversary after the Initial Vesting Date (each referred to as a “Vesting Date”), so that the Holder is vested in 100% of the Restricted Shares on the date which is four (4) years after the Effective Date (the “Final Vesting Date”); provided, however, that the Holder is in the continuous employ or service of the Company or one of its affiliates at all times from the Effective Date to the Final Vesting Date, in order for 100% of the Restricted Shares to vest. The number of total Restricted Shares that become vested on the Initial Vesting Date or any Vesting Date thereafter shall be rounded down to the nearest whole share; provided, however, that with respect to the vesting increment that occurs on the Final Vesting Date, the number of Restricted Shares that become vested on such Vesting Date shall be rounded up to the nearest whole share.
               (ii) Unless the Holder’s employment, consulting or advisory relationship with the Company or one of its affiliates has earlier terminated, the vesting schedule set forth in Section 1(b)(i) shall be accelerated such that: (A) any portion of the Restricted Shares that has not vested shall immediately vest upon the occurrence of (i) the Holder’s total and permanent disability (within the meaning of Internal Revenue Code Section 22(e)(3) and as determined in good faith by the Company) or (ii) termination of the Holder’s employment, consulting or advisory relationship with the Company as a result of the Holder’s death, and (B)

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any portion of the Restricted Shares that has not vested shall immediately vest if (i) a Change in Control (as defined in the Plan) has occurred and (ii) the Holder has been terminated “Without Cause” within one year of the consummation of the Change in Control. For purposes of the foregoing, “Without Cause” shall mean any reason other than: (Y) insubordination or willful failure of the Holder to comply with the reasonable material directions of an officer of the Company or the continued willful neglect or refusal by the Holder to perform his duties or responsibilities (unless such duties or responsibilities are significantly and adversely changed and the Holder has objected to such changes in a writing presented to an officer of the Holder); or (Z) the Holder’s fraud, embezzlement, theft, or other criminal act under United States law.
          (c) Representation. The Holder represents and warrants to the Company that the Holder is an “accredited investor” as such term is defined in Rule 501(a) as promulgated under the Securities Act of 1933, as amended (the “Securities Act”).
     2. Restrictions on Transfer.
          (a) Unvested Restricted Shares. In no event may unvested Restricted Shares be transferred by the Holder.
          (b) Vested Restricted Shares. In no event may vested Restricted Shares be transferred by the Holder to any third party other than the Holder’s transfer of any or all of the Holder’s vested Restricted Shares, either during the Holder’s lifetime or on death by will or the laws of descent and distribution, to one or more members of the Holder’s immediate family, to a trust for the exclusive benefit of the Holder or such immediate family members, to any other entity owned exclusively by the Holder or such immediate family members, or to any combination thereof (each, a “Permitted Transferee”); provided, however, that no transfers made pursuant to any divorce or separation proceedings or settlements shall be exempt from this Section 2 and provided further that no transfer may occur except in compliance with all applicable securities laws as determined by the Company (and the Company shall be under no obligation to register the Restricted Shares or take any other action to seek compliance with such securities laws). For purposes of the foregoing, “immediate family” shall mean the spouse, children, grandchildren, parents or siblings of the Holder, including, in each case, adoptive relations.
          Notwithstanding anything to the contrary contained elsewhere in this Section 2, any proposed transferee or Permitted Transferee of the Holder shall receive and hold such stock subject to the provisions of this Agreement, and, as a condition of such transfer, shall deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement. There shall be no subsequent transfer of such stock except in accordance with this Section 2.
          (c) Termination of Restrictions on Transfer. The foregoing restrictions on transfer, except for the provisions of Section 2(a), shall terminate upon the closing of the first public offering of securities of the Company that is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act that results in aggregate net proceeds to the Company of at least $30,000,000

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(provided, however, that transfers shall only be permitted in compliance with applicable securities laws).
     3. Effect of Prohibited Transfer. The Company shall not be required (a) to transfer on its books any of the Restricted Shares that have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such Restricted Shares or to pay dividends or other distributions to any transferee to whom any such Restricted Shares shall have been so sold or transferred.
     4. Company’s Redemption Option; Escrow.
          (a) Upon any termination of the Holder’s employment or consulting relationship with the Company for any reason, the Company shall have the option to redeem the Holder’s unvested Restricted Shares at no cost to the Company.
          (b) For purposes of this Agreement, the Holder’s employment relationship with the Company shall not be deemed to terminate if the Holder takes any military leave, sick leave, or other bona fide leave of absence approved by the Company of 90 days or less. In the event of a leave in excess of 90 days, the Holder’s employment or service shall be deemed to terminate on the 91st day of the leave unless the Holder’s right to re-employment with the Company remains guaranteed by statute or contract. Notwithstanding the foregoing, however, unless otherwise determined by the Company (or required by law), a leave of absence shall be treated as employment service for purposes of vesting in additional shares of Restricted Stock during such leave pursuant to Section l(b) of this Agreement if and only if the leave of absence is designated by the Company as (or required by law to be) a leave for which vesting credit is given. In the event that vesting is not credited during any leave of absence, then upon the Holder’s return from such leave, the end of the vesting schedule (and each particular vesting installment) shall be extended to a later date based on the number of days that the Holder was on the leave of absence.
          (c) The Holder shall, upon execution of this Agreement, deliver to and deposit with Cooley Godward Kronish LLP, as escrow agent (the “Escrow Agent”), pursuant to the escrow instructions attached hereto as Exhibit A (“Escrow Instructions”) the stock certificate(s) evidencing all of the Holder’s Restricted Shares, together with undated assignments therefor duly endorsed for transfer in blank.
          (d) If the Company desires to exercise its option to redeem, it shall do so by communicating in writing its election to redeem to the Holder, which communication shall state the number of unvested Restricted Shares the Company is electing to redeem, and shall be delivered in person or mailed to the Holder at his address set forth in accordance with Section 15 below. A copy of such notice accompanied by a request to release such unvested Restricted Shares from escrow shall be sent to the Escrow Agent. The redemption of the unvested Restricted Shares to be delivered to the Company pursuant to this Section 4 shall occur at the principal executive office of the Company not later than the 10th day following the date of the Company’s written election to redeem (or if such 10th day is not a business day, then on the next succeeding business day). Such redemption shall be effected by release from escrow and delivery to the Company of (i) a certificate or certificates evidencing the unvested Restricted

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Shares to be redeemed by it, and (ii) stock assignments therefor endorsed by the Holder for transfer to the Company.
          (e) Any vested Restricted Shares held in escrow shall be released to the Holder upon written request by the Holder in compliance with the provisions of the Escrow Instructions.
     5. Restrictive Legend. All certificates representing Restricted Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:
“The securities represented by this stock certificate have not been registered under the Securities Act of 1933 (the “Act”) or applicable state securities laws (the “State Acts”), and shall not be sold, pledged, hypothecated, donated, or otherwise transferred (whether or not for consideration) by the holder except upon the issuance to the Company of a favorable opinion of its counsel and/or submission to the Company of such other evidence as may be satisfactory to counsel for the Company, to the effect that any such transfer shall not be in violation of the Act and the State Acts.
The shares of stock represented by this certificate are subject to forfeiture, restrictions on transfer, and a market stand-off agreement set forth in a certain Stock Restriction Agreement between the Company and the registered-owner of this certificate (or his predecessor in interest), and no transfer of such Restricted Shares may be made without compliance with that Agreement. A copy of that Agreement is available for inspection at the office of the Company upon appropriate request and without charge.”
     6. Adjustments for Stock Splits, Stock Dividends, etc.
          (a) If from time to time there is any spin-off, stock split-up, stock dividend, stock distribution or other reclassification of the Common Stock of the Company, any and all new, substituted or additional securities to which the Holder is entitled by reason of his or her ownership of the Restricted Shares shall be immediately subject to the restrictions on transfer, redemption option and other provisions of this Agreement in the same manner and to the same extent as the Restricted Shares.
          (b) If the Restricted Shares are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation, securities of another corporation, or other property (including cash), pursuant to any merger of the Company or acquisition of its assets, then the rights of the Company under this Agreement shall inure to the benefit of the Company’s successor, and this Agreement shall apply to the securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as the Restricted Shares.

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     7. Market Stand-Off. Following the effective date of a registration statement of the Company filed under the Securities Act, the Holder, for the duration specified by and to the extent requested by the Company and an underwriter of Common Stock or other securities of the Company, shall not directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase, or otherwise transfer or dispose of (other than to a donee who agrees to be similarly bound) any securities of the Company held by the Holder at any time during such period except Common Stock (or other securities) included in such registration, provided, however, that such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering.
     8. Stockholders’ Agreement. Upon the request of the Company and prior to the vesting of any Restricted Shares, the Holder hereby agrees to execute and become party to the Company’s Stockholders’ Agreement in effect at such time.
     9. Taxes. The Holder acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Holder any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase, sale, or vesting of the Restricted Shares by the Holder. The Holder understands that Section 83(a) of the Internal Revenue Code of 1986, as amended (“Code”), taxes as ordinary income the difference between the amount paid for the Restricted Shares and the fair market value of the Restricted Shares as of the date any restrictions lapse. In this context, “restriction” includes the right of Company to reacquire the Restricted Shares pursuant to the redemption option set forth in Section 4 above. The Holder understands that, if applicable, he shall elect to be taxed at the time the Restricted Shares are issued, rather than when and as the redemption option expires, by filing an election under Section 83(b) (an “83(b) Election”) of the Code with the Internal Revenue Service within thirty (30) days from the date of transfer. Even if the fair market value of the Restricted Shares at the time of the execution of this Agreement equals the amount paid for the Restricted Shares, the 83(b) Election must be made to avoid income under Section 83(a) in the future. The Holder understands that failure to file such an 83(b) Election in a timely manner may result in adverse tax consequences for the Holder under United States tax law if those laws are applicable. The Holder further understands that an additional copy of such 83(b) Election is required to be filed with his or her federal income tax return for the calendar year in which the date of this Agreement falls. The Holder acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to purchase of the Restricted Shares hereunder, and does not purport to be complete. The Holder further acknowledges that the Company has directed him to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which the Holder may reside, and the tax consequences of the Holder’s death. The Holder assumes all responsibility for filing an 83(b) Election and paying all taxes resulting from such election or the lapse of the restrictions on the Restricted Shares. As of the date of the purchase of the Restricted Shares hereunder, the Company hereby determines that the fair market value of its Common Stock is the Share Price.
     10. Invalidity or Unenforceability. It is the intention of the Company and the Holder that this Agreement shall be enforceable to the fullest extent allowed by law. In the event that a court having jurisdiction holds any provision of this Agreement to be invalid or

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unenforceable, in whole or in part, the Company and the Holder agree that, if allowed by law, that provision shall be reduced to the degree necessary to render it valid and enforceable without affecting the rest of this Agreement.
     11. Waiver. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.
     12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Holder and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 2 of this Agreement. The Company may assign its rights under this Agreement to a third party, provided such assignee agrees to be bound by all of the Company’s obligations under this Agreement.
     13. No Rights To Continued Service. Nothing contained in this Agreement shall be construed as giving the Holder any right to be retained, in any position, as an employee or consultant of the Company for any period of time or to restrict the Company’s right to terminate the Holder’s employment or consulting relationship at any time with or without cause or notice.
     14. No Rights of Stockholder. The Holder shall not have any of the rights of a stockholder with respect to the shares of Restricted Stock that have not vested. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of vesting in the shares of Restricted Stock.
     15. Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 15.
     16. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice-versa.
     17. Entire Agreement. This Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.
     18. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Holder.
     19. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Delaware, without application of the principles of conflict of laws thereof.
(SIGNATURES ON FOLLOWING PAGE)

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     In Witness Whereof, the parties hereto have executed this Stock Restriction Agreement as of the day and year first written above.

Broadsoft, Inc.
By:	/s/ Gary Ford
	Name:	Gary Ford
	Title:	Vice President & General Counsel

Holder:
Name:	/s/ James A. Tholen
James A. Tholen

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EXHIBIT A
ESCROW INSTRUCTIONS
August ___, 2007
Cooley Godward Kronish LLP
11951 Freedom Drive
Reston, VA 20190
Attn: Mark Spoto, Esq.
Ladies and Gentlemen:
     Simultaneous herewith, James A. Tholen (the “Stockholder”), is depositing into escrow with you 333,333 shares of Common Stock (and undated stock assignments therefor) of BroadSoft, Inc. (the “Company”) (the Stockholder and the Company are called singularly “Party” and collectively “Parties”) pursuant to the provisions of Section 4(c) of that certain Stock Restriction Agreement of even date by and between the Company and the Stockholder (the “Agreement”). All defined terms used herein and not otherwise defined have the meanings set forth in the Agreement. You are hereby authorized and directed to hold the stock certificates for such shares (herein the “Escrow Shares”) and all stock assignments therefor in escrow for the benefit of the Company and the Stockholder, and to release same to the Stockholder or to the Company in accordance with the following instructions:
1.	If the Company shall have the right to claim all or any of the Escrow Shares, or the Stockholder shall have the right to a release of any of the Escrow Shares, in either case pursuant to the applicable provisions of the Agreement, the Party entitled to claim or to the release of such Escrow Shares (the “Requesting Party”) shall give written notice (the “Release Notice”) to you, as Escrow Agent, and to the other Party, specifying the number of Escrow Shares to be released and the reason for the release thereof. You are authorized and directed to release the Escrow Shares and related stock assignments therefor referred to in the Release Notice of the Requesting Party to the Requesting Party ten (10) business days after you have received a copy of such Release Notice, unless within such time period you have received written instructions not to do so from the other Party; and provided, further, that if, within such 10-day period the other party consents in writing delivered to you, to the Requesting Party’s request, then you may release such shares upon receipt of such consent, if earlier than the 10-day period described above.

2.	If you receive contrary notices or instructions from the Parties, you shall continue to hold such Escrow Shares until directed to dispose of same by written agreement signed by both the Company and the stockholder, or as provided in an order of a court of competent jurisdiction, which order has become final after expiration of all appeal periods without appeal being taken.

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3.	The Parties hereto agree that your duties as Escrow Agent hereunder are solely ministerial in nature. As Escrow Agent, you shall not be deemed to be the agent of any Party hereto, nor to have any legal or beneficial interest in the Escrow Shares. The Parties agree that you, as Escrow Agent, shall not be liable for any act or omission taken or suffered in good faith hereunder, unless such act or omission is a result of your gross negligence or willful misconduct.

4.	You shall not be obligated to transfer any Escrow Shares or other items held by you hereunder, unless the provisions of these Escrow Instructions have been complied with by the Parties hereto. You shall not be responsible in any manner for the validity or sufficiency of any notice received by you hereunder from any Party, and believed by you to be genuine. You shall be fully protected and indemnified by each of the Company and the Stockholder with respect to any action taken or suffered hereunder in good faith by you, and each of the Company and the Stockholder agrees to so indemnify you and hold you harmless from and against any and all costs, claims, expenses and liabilities (including reasonable attorney’s fees and expenses). You may consult with counsel, which may be a member of your firm, and shall be fully protected with respect to any action taken or suffered hereunder in good faith by you in accordance with the opinion of such counsel. You shall not be bound or in any way affected by any notice of any modification, cancellation, abrogation or rescission hereof, or of any fact or circumstances affecting or alleged to affect the rights and liabilities of the Parties hereto other than as expressly set forth herein, unless such modification, cancellation, abrogation, rescission, fact or circumstance is communicated to you in writing. Nor, in the case of any modification hereto, unless such modification shall be satisfactory to you and assented to in writing by you. You may resign as Escrow Agent effective upon notice to the Company and the Stockholder and delivery of the Escrow Shares and related stock assignments to a successor designated by the Parties hereto.

5.	You are hereby expressly authorized to comply with and obey all orders, judgments or decrees of any court of competent jurisdiction. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the Parties hereto or to any other person, firm or corporation, by reason of such compliance, notwithstanding that any such order, judgment or decree shall subsequently be reversed, modified, annulled, set aside or vacated or found to have been entered into without jurisdiction.
     By signing this letter you become party hereto only for the purpose of acting as Escrow Agent and you do not become a party to the Agreement.

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     The provisions hereof shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to choice of law provisions).

BroadSoft, Inc.
By:	/s/ Gary Ford
	Name:	Gary Ford
	Title:	Vice President & General Counsel

Holder:
Name:	/s/ James A. Tholen
James A. Tholen

RECEIVED AND AGREED: Cooley Godward Kronish LLP
By:	/s/ Mark D. Spoto

SIGNATURE PAGE TO ESCROW INSTRUCTIONS

STOCK POWER
      For Value Received, the undersigned hereby assigns and transfers to BroadSoft, Inc. (the “Company”)                      shares of the Company’s common stock, $.01 par value per share, currently owned by the undersigned of the Company, and does hereby irrevocably constitute and appoint the Secretary of the Company his attorney to transfer the said shares on the books of the Company with full power of substitution in the premises.
Dated as of __________ ___, 20__

/s/ James A. Tholen
James A. Tholen

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